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                                                                   EXHIBIT 14(a)

INDEPENDENT AUDITORS' CONSENT

MuniYield New York Insured Fund II, Inc.:


We consent to the use in this Registration Statement on Form N-14 of our report dated December 3, 1996 appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the reference to us under the captions "The Reorganization - Comparison of the Funds - Financial Highlights" and "Experts" also appearing in such Proxy Statement and Prospectus.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 11, 1997